Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-35580 on Form S-3 and Registration Statement Nos. 333-30882, 333-70608 and 333-119123 on Forms S-8 of our report dated May 4, 2007, appearing in this Annual Report on Form 10-K of E Com Ventures, Inc. for the year ended February 3, 2007.

/s/ DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida

May 4, 2007